Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE
Investor Contact:	7:00 AM Eastern, Friday, March 18, 2005
Mark Lamb	Press Contact:
Director – Investor Relations	Carrie Holmes
(425) 519-4034	(425) 519-4096
markl@Onyx.com	carrieh@onyx.com

Onyx Software Names Robert J. Chamberlain Chief Financial Officer

BELLEVUE, WA. —Onyx® Software Corporation today announced that Robert J. Chamberlain will join the company as its chief financial officer (CFO) effective March 28, 2005. Chamberlain brings to Onyx more than two decades of relevant experience attained through financial leadership, board positions and auditing roles.

“I am very pleased to announce that Robert is joining Onyx and believe he will make a great contribution to our next stage of growth,” said Janice P. Anderson, Chair and CEO of Onyx Software. “He fits the profile of executives with growth expertise that recently joined Onyx as we seek to broaden and deepen our management team,” Anderson added.

Chamberlain is a well known member of the Seattle technology community, having served in financial leadership roles for both public and private companies. In 1999 Chamberlain was named CFO and managed the successful initial public offering of Seattle-based F5 Networks, a provider of internet traffic and content management products. He managed rapid growth of headcount and infrastructure during a period that saw a nine-fold increase in the company’s quarterly revenue. Since leaving F5, Chamberlain has been a consultant to a variety of emerging growth companies and has served on the Board of Directors for Classmates Online, Kidzworld and Pacific Interactive. He is currently the part-time CFO of PayScale.

Prior to F5, Chamberlain was named co-president of the Photodisc business unit following its merger with Getty Images, the leading provider of imagery and film to communications professionals around the world. Chamberlain was originally hired as Senior Vice President and CFO for Photodisc when it was a leader in digitalization of the stock photography market.

Chamberlain also served as the executive vice president and CFO of Midcom Communications, a public telecommunications company that had grown rapidly through acquisitions. Accomplishments during Chamberlain’s tenure at Midcom included consolidation of multiple billing systems, rebuilding of the accounting and finance department, raising $97 million in convertible debt, and obtaining a new $30 million revolving credit facility.

Prior to his industry leadership roles, Chamberlain was audit partner in the technology practice of KPMG LLP working out of the Seattle office. In total he was at KPMG LLP for more than eleven years. Chamberlain has been active in organizations representing the Seattle area technology community. He earned a Bachelor of Science in Business Administration from California State University in Northridge.

“Onyx has great technology, strong products and extremely happy customers,” said Chamberlain. “I believe the company has successfully transitioned from targeting small and medium business to enterprise-level customers, added partners to service key industries, and strengthened its financial position. I look forward to being part of the team as we work to capitalize on this transition and accelerate the company’s growth.”

Chamberlain’s appointment follows the announcement earlier this week that executive vice president and CFO Brian Henry was resigning for personal reasons and to pursue other interests. Henry has stated that he expects to remain with Onyx during a transitional period through at least mid-April, 2005, and that he intends to sign the company’s annual report on Form 10-K for fiscal 2004.

About Onyx Software

Onyx Software Corporation (Nasdaq: ONXS), a worldwide leader in delivering successful CRM, provides flexible software solutions that enable enterprises with complex customer processes to automate, manage and evolve their operations quickly and cost-effectively for strategic advantage. The Onyx approach delivers real-world success by aligning technology with business objectives, strategies and processes. Companies rely on Onyx across multiple departments to streamline customer-facing processes and drive a superior customer experience. Onyx serves customers worldwide in a variety of industries, including financial services, healthcare, high technology and the public sector. Customers include Amway Corporation, Delta Dental, Mellon Financial Corporation, The Regence Group and State Street Corporation. More information can be found at (888) ASK-ONYX, or info@onyx.com.

Forward-Looking Statement
 This press release contains forward-looking statements, including statements about the expected contributions of our new chief financial officer, the potential success of Onyx’s growth strategy and the signature and filing of Onyx’s Form 10-K. Forward-looking statements are based on the opinions and estimates of management at the time the statements are made and are subject to risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. The words “predict,” “believe,” “expect,” “intend,” “anticipate,” variations of such words, and similar expressions identify forward-looking statements, but their absence does not mean that the statement is not forward-looking. These statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions that are difficult to predict. Factors that could affect Onyx’s actual results include, but are not limited to the risk that we are unable to integrate and retain Mr. Chamberlain, the risk that we are unable to successfully pursue our growth strategy, the risk that we are unable to complete the filing of our Form 10-K within the applicable regulatory time period and the “Important Factors That May Affect Our Business, Our Results of Operations and Our Stock Price” described in our quarterly report on form 10-Q for the period ended September 30, 2004. Readers are cautioned not to place undue reliance upon these forward-looking statements that speak only as to the date of this release. Onyx undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.

# # #

Onyx is a registered trademark of Onyx Software Corporation in the United States and other countries.
Other product or service names mentioned herein are the trademarks of their respective owners.